UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 25, 2007
BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Florida	34-027228	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 West Cypress Creek Road Ft. Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 954-940-5000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02. Results of Operations and Financial Condition
     The information in this item (including Exhibit 99.1) is being furnished pursuant to Items 2.02 and 9.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act. On April 25, 2007, BankAtlantic Bancorp, Inc. (the Company”) issued a press release announcing its financial results for the quarter ended March 31, 2007. The press release and accompanying financial tables are attached hereto as Exhibit 99.1 and are incorporated herein by reference. In addition to financial results determined in accordance with generally accepted accounting principles (“GAAP”), the press release also contains financial information that uses the Company’s internal allocation measures to determine net contribution and non-interest expense allocable to new bank branches (which we refer to as stores). The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful measures of evaluating the Company’s operating results and any related trends that may be affecting the Company’s business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Item 9.01 Financial Statements and Exhibits
     (c) Press Release dated April 25, 2007
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 25, 2007

BANKATLANTIC BANCORP, INC.
By:	/s/ James A. White
James A. White
Executive Vice President - Chief Financial Officer

BankAtlantic Bancorp Reports Financial Results for First Quarter, 2007
FORT LAUDERDALE, Florida — April 25, 2007 — BankAtlantic Bancorp, Inc. (NYSE: BBX), reported financial results for the quarter ended March 31, 2007. Net income for the first quarter of 2007 was $5.7 million, or $0.09 per diluted share, compared to $6.5 million, or $0.10 per diluted share reported for the first quarter of 2006. The Company recorded a loss from continuing operations of ($2.2) million, or ($0.04) per diluted share, compared to income from continuing operations of $8.0 million, or $0.13 per diluted share for the first quarter of 2006.
BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “During the quarter, over 79,000 new customer accounts joined BankAtlantic as we celebrated the Company’s 55th birthday and fifth anniversary as ‘Florida’s Most Convenient Bank’. We also experienced continued core deposit growth and were successful in achieving our goals in our new ‘store expansion program’, including our entry into the Orlando market. As previously announced, we’ve pursued expense management initiatives with a focus on reducing operational expenses.
“While we believe Florida remains a very attractive market, Florida’s real estate market has slowed significantly, and we are facing the challenges associated with this slowdown. As discussed later in this release, we experienced an increase in non-accrual loans in our residential real estate development portfolio during the quarter and expect that we may experience further deterioration in the portfolio during 2007. Additionally, because of the flat yield curve, we are experiencing, along with the rest of the industry, slower deposit growth and margin compression.
“We continue to believe the Florida market is resilient and that organic deposit growth and aggressive new store openings will build a broad foundation for the future, yielding long-term franchise and shareholder value.”

Accomplishments and highlights include:
BankAtlantic
Store Expansion Program — BankAtlantic’s Chief Executive Officer and President, Jarett S. Levan, commented, “During the first quarter of 2007, BankAtlantic marked its fifth anniversary as ‘Florida’s Most Convenient Bank’ with the grand opening of five new stores, including its first two stores in the greater Orlando area. We have opened a total of 22 new stores since January 1, 2005, accounting for $136 million in core deposit and $227 million in total deposit balances respectively. In the first quarter of 2007, the new stores generated $44 million of core deposit balance growth and over 25,000 core deposit accounts. We continue to be very pleased with these new stores, which on average have met or exceeded our goals in core deposit balances in their first year and to ‘breakeven’ on a current earnings basis in 12-15 months. As of quarter-end, we had a total of 93 stores throughout Florida.
“Due to the time required for newly opened stores to breakeven, the expenses associated with BankAtlantic’s ‘store expansion program’ negatively impacted BankAtlantic’s first quarter results by $2.7 million after tax, and increased the efficiency ratio by approximately 550 basis points. We anticipate that the expansion program will have a negative impact on 2007 net income by approximately $8.2 million. However, we believe this continued investment is well supported by the success achieved by the ‘store expansion program’ to date, particularly in the contribution to the Bank’s overall core deposit growth, and will continue to contribute to the overall franchise value.
Core Deposit Accounts and Balances — “We are pleased with the core deposit growth achieved during the quarter, particularly in light of continued competitive and economic pressures. The quarter’s growth in total bank core deposit balances was $189.0 million, or 8.4% over the fourth quarter of 2006. At quarter end, ‘total bank’ and ‘same store’ core deposit balances increased 5.9% and 5.0%, respectively, compared with the first quarter of 2006, representing a total bank net increase of $135.1 million in core deposit balances. In the first quarter of 2007, BankAtlantic opened over 79,000 new core deposit accounts, which represent an increase of 3.6% over the number of accounts opened in the corresponding 2006 period and an increase of 8.5% from the immediately preceding quarter. Core deposit balances now represent 59.5% of total deposits, up from 57.9% in the comparable 2006 period.

Net Income — “For the first quarter of 2007, the Bank’s net income was $0.6 million, down from $10.2 million in the comparable 2006 quarter. As discussed in detail in subsequent sections of this release, the reduction was caused primarily by net interest margin compression, combined with an increased loan loss provision. Both factors reflect current economic conditions impacting our business. Net income was also negatively impacted by the expenses associated with the ‘store expansion program’, as well as the costs associated with our steps to reduce personnel expense.
Credit Quality — “During the first quarter of 2007, non-accrual loans increased $19.6 million from the first quarter of 2006, the majority of which related to residential land acquisition and development loans in our commercial real estate loan portfolio. As a result, the ratio of non-performing loans to total loans increased from 0.14% at March 31, 2006 to 0.55% at March 31, 2007. The provision for loan losses in the first quarter of 2007 was $7.5 million, or 0.64% of average loans (annualized) versus $0.2 million, or 0.01% for the first quarter of 2006. The allowance for loan losses increased $8.5 million from $41.9 million (0.94% of total loans) at March 31, 2006 to $50.4 million (1.08% of total loans) at March 31, 2007; and the ratio of allowance for loan losses to non-performing loans stood at 196% at March 31, 2007.
“The current environment for residential land acquisition and development loans is a concern, particularly in Florida, and represents an area where we remain very cautious in our credit management. In view of market conditions, we anticipate we may experience further deterioration in the portfolio over the next several quarters as the market attempts to absorb an oversupply of available lot inventory.
“On the other hand, we remain pleased with the performance of our purchased residential mortgage portfolio, which was approximately $2.1 billion at quarter-end, representing 38.2% of earning assets. The portfolio has no sub-prime or negative amortizing loans, and each loan is individually underwritten prior to purchase. The portfolio’s average FICO score is 736, and delinquency at quarter-end was approximately 30 basis points.

Net Interest Margin and Earning Assets — “Net interest income for the first quarter of 2007 was $52.1 million compared to $55.1 million in the corresponding 2006 quarter, reflecting a 1.3% increase in earning assets combined with a 24 basis point decline in the tax equivalent net interest margin. Average earning assets increased $75.2 million, while average core deposits and total deposits increased $132.6 million and $71.1 million respectively. The period-end ratio of borrowings to deposits and borrowings declined in the first quarter of 2007 to 26.4%, from 30.4% in the fourth quarter of 2006.
“The tax equivalent net interest margin was 3.78% in the first quarter of 2007, down from 4.11% in the corresponding quarter of 2006. While earning asset yields improved 32 basis points, the cost of interest bearing liabilities increased 59 basis points, reflecting the growth in higher cost deposit categories and the impact of balance growth within our tiered-pricing structure. Future improvement in net interest margin is challenged by a protracted flatness of the yield curve, recent increases in non-accrual assets and growth dynamics impacting the mix of both interest bearing liabilities and earning assets (All references to net interest margin and earning assets exclude loan participations sold previously recognized as secured borrowings).
Non-interest income — “Non-interest income for the first quarter was $35.0 million, or 29.8% greater than the comparable 2006 period. Additionally, fee income as a percent of total revenues rose to 36.3% in the first quarter of 2007 compared to 30.8% in 2006, reflecting the increase in transaction accounts, and the increasing base of revenues not directly impacted by the interest rate environment.
Non-interest expense — “Non-interest expense for the first quarter of 2007 was $76.2 million, before one-time charges of $2.6 million related to a reduction in staff in the first quarter, $8.4 million greater than the corresponding quarter of 2006, and $2.3 million less than the fourth quarter of 2006. The increase in expenses is primarily related to the ‘store expansion program’. As discussed in this release, we anticipate that the impact of the staff reductions and the reduced marketing expenditures will be fully effective starting the second quarter of 2007.

Expense Management — “During the quarter, we’ve worked to reduce our operating expenses without impacting the ‘store expansion program’ or affecting our customer service standards. We reduced our workforce by approximately 225 associates, or 8%. The quarter’s results include the $2.6 million charge associated with this workforce reduction. The expected annualized compensation and benefits savings is approximately $10 million. The impact will begin to be fully reflected in the results for the second quarter. As noted earlier, marketing expenses were also reduced in the quarter and should approximate our 2005 levels. We continue to explore opportunities for expense savings throughout the organization,” concluded Jarett S. Levan.
BankAtlantic Bancorp:
As previously announced, during the quarter, BankAtlantic Bancorp completed the sale of Ryan Beck Holdings, Inc. (Ryan Beck) to Stifel Financial Corp. (NYSE:SF) in a tax-free transaction. Income from discontinued operations includes a gain of $16.5 million on that transaction. Net of the operating loss of Ryan Beck prior to its sale, we recorded after-tax income of $7.9 million from Ryan Beck. A significant portion of the loss at Ryan Beck prior to the sale is related to one-time charges directly tied to this sale.
Additionally, as part of the sale of Ryan Beck, BankAtlantic Bancorp is to receive warrants to purchase approximately 482,000 shares of Stifel common stock at an exercise price of $36.00 per share. The warrants are accounted for as derivatives, and accordingly changes in value are reflected in earnings. We recorded a $1.5 million loss associated with the change in value of the warrants resulting from a decline in Stifel stock price from the time of acquisition to the March 31, 2007 period-end.
As part of our ongoing stock buyback program, BankAtlantic Bancorp repurchased 1.3 million shares during the first quarter of 2007.
Further, BankAtlantic Bancorp’s Board of Directors declared a cash dividend of $0.041 per share to all shareholders of record of its Class A and Class B Common Stock at the close of trading on April 4, 2007. The first quarter’s dividend declaration marked BankAtlantic Bancorp’s 55th consecutive quarterly dividend payment.

Financial Highlights:
First Quarter, 2007 Compared to First Quarter, 2006
BankAtlantic Bancorp — consolidated:
•	Net income of $5.7 million vs. $6.5 million, a decrease of 11.5%

•	Diluted earnings per share of $0.09 vs $0.10, a decrease of 10%

•	Loss from continuing operations of ($2.2) million vs. income from continuing operations of $8.0 million

•	Diluted loss per share from continuing operations of ($0.04) vs. diluted earnings per share from continuing operations of $0.13

•	Return on average tangible equity from continuing operations was (1.96%)

•	Book value per share at March 31, 2007 was $8.61
BankAtlantic:
•	Business segment net income was $639,000 vs. $10.2 million

•	Over 79,000 new core deposit accounts opened, an increase of 3.6% over accounts opened in the corresponding 2006 quarter, with related new balances of $235.8 million

•	Return on average tangible assets was 0.04%

•	Return on average tangible equity was 0.51%

•	Tax equivalent net interest margin was 3.78%

•	Non-interest income was $35.0 million vs. $27.0 million, an increase of 29.8%

•	Non-interest expense before the one-time severance charge was $76.2 million vs. $67.8 million, an increase of 12.4%
- — - — - — - — - -
BankAtlantic Bancorp will host an investor and media teleconference call and webcast on Thursday, April 26, 2007, at 11:00 a.m. (Eastern Time).
Teleconference Call Information:
     To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference PIN number 5054519.

     A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Thursday, May 10, 2007. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is 5054519.
Webcast Information:
     Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link, or go directly to http://www.visualwebcaster.com/event.asp?id=38962. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Thursday, May 10, 2007.
     BankAtlantic Bancorp’s first quarter, 2007 earnings results press release and financial summary, as well as the Supplemental Financials (a detailed summary of significant financial events and extensive business segment financial data), will be available on its website at: www.BankAtlanticBancorp.com.
•	To view the financial summary, access the “Investor Relations” section and click on the “Quarterly Financials” navigation link.

•	To view the Supplemental Financials, access the “Investor Relations” section and click on the “Supplemental Financials” navigation link.
     Copies of BankAtlantic Bancorp’s first quarter, 2007 earnings results press release and financial summary, and the Supplemental Financials will also be made available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic. BankAtlantic Bancorp owned Ryan Beck Holdings, Inc. (“Ryan Beck”), a subsidiary engaged in retail and institutional brokerage and investment banking. On March 1, 2007, BankAtlantic Bancorp announced that it had completed the sale of Ryan Beck to Stifel Financial Corp. Ryan Beck is accounted for as a discontinued operation.
About BankAtlantic:
BankAtlantic, “Florida’s Most Convenient Bank” is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community stores and its online banking division — BankAtlantic.com. BankAtlantic currently has 93 stores and operates more than 200 conveniently located ATMs.
BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, including several stores open until midnight, Totally Free Online Banking & Bill Pay, 24/7 Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift.

For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
BankAtlantic Bancorp Contact Info:
Donna Rouzeau,
Assistant Vice President, Investor Relations & Corporate Communications
Email: CorpComm@BankAtlanticBancorp.com
Leo Hinkley,
Senior Vice President, Investor Relations Officer
Email: InvestorRelations@BankAtlanticBancorp.com
Phone: (954) 940-5300, Fax: (954) 940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations
2100 West Cypress Creek Road, Fort Lauderdale, FL 33309
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Public Relations:
Hattie Hess, Vice President, Public Relations
Telephone: 954-940-6383, Fax: 954-940-6310
Email: hhess@BankAtlantic.com
Public Relations for BankAtlantic:
Boardroom Communications
Caren Berg
Phone: 954-370-8999, Fax: 954-370-8892
Email: caren@boardroompr.com
* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
# # #
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words

“anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans, of changes in the real estate markets in our trade area, and where our collateral is located; the quality of our residential land acquisition and development loans and conditions specifically in that market sector; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our activities and the value of our assets; BankAtlantic’s seven-day banking initiatives and other growth, marketing or advertising initiatives not resulting in continued growth of core deposits or producing results which do not justify their costs; the success of our expenses discipline initiatives; BankAtlantic’s new store expansion program, successfully opening the anticipated number of new stores in 2007 and achieving growth and profitability at the stores; and the impact of periodic testing of goodwill and other intangible assets for impairment. Past performance, actual or estimated new account openings and growth rate may not be indicative of future results. Additionally, we acquired a significant investment in Stifel equity securities in connection with the Ryan Beck Holdings, Inc. sale subjecting us to the risk of the value of Stifel shares and warrants received varying over time. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

		For The Three Months Ended
		3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006
Earnings (in thousands):
Net (loss) income from continuing operations		$(2,204)	1,048	7,366	10,443	8,022
Net (loss) income		$5,716	(1,670)	2,524	8,076	6,457
Average Common Shares Outstanding (in thousands):
Basic		60,635	61,007	61,046	61,324	61,005
Diluted		60,635	62,278	62,412	62,820	62,761
Key Performance Ratios
Basic (loss) earnings per share from continuing operations		$(0.04)	0.02	0.12	0.17	0.13
Diluted (loss) earnings per share from continuing operations		$(0.04)	0.02	0.12	0.17	0.13
Basic earnings (loss) per share		$0.09	(0.03)	0.04	0.13	0.11
Diluted earnings (loss) per share		$0.09	(0.03)	0.04	0.13	0.10
Return on average tangible assets from continuing operations	(note 1)%	(0.14)	0.07	0.46	0.68	0.51
Return on average tangible equity from continuing operations	(note 1)%	(1.96)	0.92	6.52	9.27	7.24
Average Balance Sheet Data (in millions):
Assets		$6,439	6,520	6,467	6,272	6,388
Tangible assets	(note 1)	$6,358	6,436	6,383	6,188	6,304
Loans		$4,651	4,655	4,611	4,479	4,610
Investments		$1,142	1,141	1,151	1,084	1,082
Deposits and escrows		$3,902	3,776	3,731	3,849	3,831
Stockholders’ equity		$529	533	526	526	522
Tangible stockholders’ equity	(note 1)	$450	454	452	451	443

(1)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

(2)	Loan participations sold accounted for as secured borrowings.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

	March 31,	December 31,	March 31,
(In thousands, except share data)	2007	2006	2006
ASSETS
Cash and cash equivalents	$130,184	138,904	176,072
Securities available for sale (at fair value)	666,733	651,316	670,683
Investment securities held-to-maturity (approximate fair value:
$270,617, $209,020 and $205,000)	273,040	206,682	207,137
Financial instruments accounted for at fair value	8,811	—	—
Tax certificates net of allowance of $3,782, $3,699 and $3,513	157,062	195,391	135,114
Loans receivable, net of allowance for loan losses of $50,373, $43,602 and $41,889	4,622,784	4,595,920	4,521,725
Federal Home Loan Bank stock, at cost which approximates fair value	69,503	80,217	60,800
Discontinued operations assets held for sale	—	190,763	230,385
Real estate held for development and sale	27,031	25,333	22,347
Real estate owned	23,135	21,747	1,647
Office properties and equipment, net	229,810	219,717	163,057
Goodwill and other intangible assets	76,937	77,324	78,485
Other assets	95,146	92,348	90,663

Total assets	$6,380,176	6,495,662	6,358,115

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$1,031,628	995,920	1,152,361
NOW	799,300	779,383	790,225
Savings	598,579	465,172	351,839
Money market	653,231	677,642	806,871
Certificates of deposits	1,002,284	948,919	859,470

Total deposits	4,085,022	3,867,036	3,960,766
Advances from FHLB	1,297,055	1,517,058	1,085,914
Securities sold under agreements to repurchase	76,711	101,932	94,434
Federal funds purchased and other short term borrowings	46,751	32,026	81,197
Secured borrowings	—	—	111,754
Subordinated debentures, notes and bonds payable	29,654	29,923	41,832
Junior subordinated debentures	263,266	263,266	263,266
Discontinued operations liabilities held for sale	—	95,246	125,499
Other liabilities	66,740	64,193	73,840

Total liabilities	5,865,199	5,970,680	5,838,502

Stockholders’ equity:
Common stock	600	611	613
Additional paid-in capital	247,755	260,460	262,626
Retained earnings	269,048	265,089	263,500

Total stockholders’ equity before accumulated other comprehensive loss	517,403	526,160	526,739
Accumulated other comprehensive loss	(2,426)	(1,178)	(7,126)

Total stockholders’ equity	514,977	524,982	519,613

Total liabilities and stockholders’ equity	$6,380,176	6,495,662	6,358,115

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	For The Three Months Ended
(in thousands)	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

INTEREST INCOME:
Interest and fees on loans	$79,587	81,019	80,790	75,765	75,386
Interest on securities available for sale	4,561	4,472	4,483	4,314	4,305
Interest on tax exempt securities	3,796	3,817	3,804	3,862	3,806
Interest and dividends on taxable investments and tax certificates	5,596	6,543	6,039	4,396	4,376

Total interest income	93,540	95,851	95,116	88,337	87,873

INTEREST EXPENSE:
Interest on deposits	19,002	17,258	15,095	13,852	12,754
Interest on advances from FHLB	18,723	20,837	18,509	13,007	14,139
Interest on short-term borrowed funds	2,555	2,505	5,078	4,931	2,575
Interest on secured borrowings	—	—	—	—	2,401
Interest on long-term debt	6,114	6,184	6,521	6,377	5,963
Capitalized interest on real estate development	—	(85)	(75)	(289)	(480)

Total interest expense	46,394	46,699	45,128	37,878	37,352

NET INTEREST INCOME	47,146	49,152	49,988	50,459	50,521
Provision for (recovery from) loan losses	7,461	8,160	271	(20)	163

NET INTEREST INCOME AFTER PROVISION	39,685	40,992	49,717	50,479	50,358

NON-INTEREST INCOME:
Service charges on deposits	24,595	26,091	24,008	21,274	19,099
Other service charges and fees	7,033	7,188	6,779	7,353	6,222
Securities activities, net	1,555	2,199	2,243	2,830	2,541
Gain on sales of loans	200	211	175	200	94
Gain associated with debt redemption	—	—	—	1,092	436
Income (loss) from real estate operations	—	—	—	114	(1,096)
Income from unconsolidated subsidiaries	1,146	303	266	278	820
(Loss) gain on the sale of office properties and equipment, net	(153)	(148)	(3)	1,806	(28)
Other	2,376	2,581	2,740	2,676	2,272

Total non-interest income	36,752	38,425	36,208	37,623	30,360

NON-INTEREST EXPENSE:
Employee compensation and benefits	41,090	38,759	38,619	37,590	35,836
Occupancy and equipment	15,944	16,247	15,018	13,429	12,614
Advertising and promotion	5,858	10,400	8,649	7,400	8,618
Professional fees	1,713	1,632	1,968	2,374	2,317
Costs associated with debt redemption	—	—	—	1,034	423
Check losses	1,857	2,639	2,855	1,875	1,246
Supplies and postage	1,853	1,736	1,719	1,737	1,661
Telecommunication	1,381	1,233	1,241	1,158	1,153
One-time termination benefits	2,553	—	—	—	—
Other	7,244	7,195	6,438	7,493	5,880

Total non-interest expense	79,493	79,841	76,507	74,090	69,748

(Loss) income from continuing operations before income taxes	(3,056)	(424)	9,418	14,012	10,970
(Benefit) provision for income taxes	(852)	(1,472)	2,052	3,569	2,948

(Loss) income from continuing operations	(2,204)	1,048	7,366	10,443	8,022
Discontinued operations	7,920	(2,718)	(4,842)	(2,367)	(1,565)

Net income (loss)	$5,716	(1,670)	2,524	8,076	6,457

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

		For the three months ended
(in thousands except percentages and per share data)		3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

Loans:
Residential real estate		$2,181,478	2,176,047	2,130,077	2,047,430	2,043,310
Commercial real estate		1,420,944	1,462,005	1,498,192	1,480,314	1,683,173
Consumer		606,472	584,972	563,002	546,624	539,937
Commercial business		156,237	155,884	152,796	148,776	102,533
Small business		285,387	276,103	267,263	255,701	241,103

Total Loans		4,650,518	4,655,011	4,611,330	4,478,845	4,610,056
Investments — taxable		743,936	740,568	751,922	679,622	680,739
Investments — tax exempt		398,388	400,804	399,091	404,644	401,541

Total interest earning assets		5,792,842	5,796,383	5,762,343	5,563,111	5,692,336
Goodwill and core deposit intangibles		81,124	83,708	84,098	84,486	84,878
Discontinued assets held for sale		118,319	232,317	226,146	236,122	235,841
Other non-interest earning assets		446,785	407,149	394,311	388,656	375,388

Total assets		$6,439,070	6,519,557	6,466,898	6,272,375	6,388,443

Tangible assets	(note 1)	$6,357,946	6,435,849	6,382,800	6,187,889	6,303,565

Deposits:
Demand deposits		$989,293	1,006,242	1,043,497	1,109,005	1,065,510
Savings		529,435	413,239	367,829	364,946	331,117
NOW		771,017	735,164	727,517	764,738	760,419
Money market		650,383	694,057	733,058	765,805	829,700
Certificates of deposit		961,716	927,431	858,688	844,318	843,866

Total deposits		3,901,844	3,776,133	3,730,589	3,848,812	3,830,612
Short-term borrowed funds		197,683	189,519	374,913	396,870	239,144
FHLB advances		1,405,279	1,528,039	1,354,944	1,010,458	1,164,675
Secured borrowings	(note 2)	—	—	—	—	125,293
Long-term debt		292,899	293,592	300,549	303,052	301,529

Total borrowings		1,895,861	2,011,150	2,030,406	1,710,380	1,830,641
Discontinued liabilities held for sale		61,202	141,254	131,266	138,339	136,169
Other liabilities		50,722	57,832	48,827	48,402	68,524

Total liabilities		5,909,629	5,986,369	5,941,088	5,745,933	5,865,946

Stockholders’ equity		529,441	533,188	525,810	526,442	522,497

Total liabilities and stockholders’ equity		$6,439,070	6,519,557	6,466,898	6,272,375	6,388,443

Other comprehensive (loss) in stockholders’ equity		(2,142)	(4,379)	(10,270)	(8,700)	(5,350)

Tangible stockholders’ equity	(note 1)	$450,459	453,859	451,982	450,656	442,969

Net Interest Margin		3.35%	3.56%	3.63%	3.75%	3.62%

Period End
Total loans, net		$4,622,784	4,595,920	4,638,215	4,484,764	4,521,725
Total assets		6,380,176	6,495,662	6,570,220	6,402,889	6,358,115
Total stockholders’ equity		514,977	524,982	522,533	518,498	519,613
Class A common shares outstanding		54,956,368	56,157,425	56,114,600	56,338,922	56,417,568
Class B common shares outstanding		4,876,124	4,876,124	4,876,124	4,876,124	4,876,124
Cash dividends		2,458,490	2,507,673	2,506,136	2,330,675	2,334,112
Common stock cash dividends per share		0.041	0.041	0.041	0.038	0.038
Closing stock price		10.96	13.81	14.22	14.84	14.39
High stock price for the quarter		13.98	13.94	14.97	15.99	15.23
Low stock price for the quarter		10.87	12.66	12.96	13.86	12.67
Book value per share		8.61	8.60	8.57	8.47	8.48

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

	For the Three Months Ended
(In thousands)	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

Net interest income	$52,070	54,103	55,107	55,257	55,138
Provision for (recovery from) loan losses	7,461	8,160	271	(20)	163

Net Interest income after provision for loan losses	44,609	45,943	54,836	55,277	54,975

Non-interest income
Service charges on deposits	24,595	26,091	24,008	21,274	19,099
Other service charges and fees	7,033	7,188	6,779	7,353	6,222
Securities activities, net	621	200	—	458	(1)
Gain on sales of loans	200	211	175	200	94
Gain associated with debt redemption	—	—	—	1,092	436
Income (loss) from real estate operations	—	—	—	114	(1,096)
Income from unconsolidated subsidiaries	365	33	—	—	—
(Loss) gain on the sale of office properties, net	(153)	(148)	(3)	1,806	(28)
Other non-interest income	2,386	2,590	2,752	2,663	2,282

Total non-interest income	35,047	36,165	33,711	34,960	27,008

Non-interest expense
Employee compensation and benefits	40,664	37,709	37,512	36,529	34,349
Occupancy and equipment	15,942	16,242	15,015	13,424	12,610
Advertising	5,788	10,331	8,599	7,205	8,524
Professional fees	1,620	1,576	1,756	2,109	2,212
Costs associated with debt redemption	—	—	—	1,034	423
Check losses	1,857	2,639	2,855	1,875	1,246
Supplies and postage	1,850	1,735	1,716	1,728	1,654
Telecommunication	1,379	1,230	1,238	1,155	1,151
One-time termination benefits	2,553	—	—	—	—
Other	7,117	7,017	6,217	7,202	5,631

Total non-interest expense	78,770	78,479	74,908	72,261	67,800

Income from bank operations business segment before income taxes	886	3,629	13,639	17,976	14,183
Provision for income taxes	247	11	3,801	5,272	4,021

Net income from bank operations business segment	$639	3,618	9,838	12,704	10,162

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

	For the Three Months Ended
(in thousands except percentages
and per share data)	3/31/2007		12/31/2006	9/30/2006	6/30/2006	3/31/2006

Statistics:
Tax equivalent:
Average earning assets		$5,666,507	5,702,063	5,669,550	5,460,276	5,591,286
Average interest bearing liabilities		$4,551,448	4,520,332	4,457,382	4,189,321	4,338,215
Average tangible assets		$6,092,568	6,086,579	6,041,302	5,827,060	5,947,154
Average tangible equity		$502,827	505,580	500,655	491,459	484,162
Borrowings to deposits and borrowings	%	26.39	30.36	33.63	29.35	26.31
Tax equivalent:
Yield on earning assets	%	6.71	6.83	6.81	6.58	6.39
Cost of interest-bearing liabilities	%	3.65	3.62	3.52	3.14	3.06
Interest spread	%	3.06	3.21	3.29	3.44	3.33
Net interest margin	%	3.78	3.96	4.04	4.17	4.02
Performance:
Efficiency ratio	%	90.42	86.94	84.34	80.10	82.54
Return on average tangible assets	%	0.04	0.24	0.65	0.87	0.68
Return on average tangible equity	%	0.51	2.86	7.86	10.34	8.40
Earning assets repricing:
Percent of earning assets that have fixed rates	%	54	52	52	52	55
Percent of earning assets that have variable rates	%	46	48	48	48	45
One year Gap	%	(3)	(4)	(4)	(2)	9

Bank Operations Business Segment
Condensed Statements of Financial Condition (Unaudited)

	As of
(In thousands)	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006
ASSETS
Loans receivable, net	$4,622,784	4,595,920	4,638,215	4,484,764	4,521,725
Held to maturity securities	424,487	475,790	479,859	470,994	396,251
Available for sale securities	556,404	559,629	568,699	569,618	567,664
Goodwill	70,489	70,489	70,489	70,489	70,489
Core deposit intangible asset	6,447	6,834	7,221	7,608	7,995
Other assets	495,098	478,460	418,551	445,454	436,490

Total assets	$6,175,709	6,187,122	6,183,034	6,048,927	6,000,614

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$1,031,628	995,930	1,011,531	1,119,608	1,152,365
NOW	799,300	779,383	723,211	747,437	790,225
Savings	598,579	465,172	370,169	372,212	351,839

Total core deposits	2,429,507	2,240,485	2,104,911	2,239,257	2,294,429
Money market	653,231	677,642	695,591	740,192	806,871
Certificate of deposits	1,002,284	948,919	874,956	855,561	859,470

Total deposits	4,085,022	3,867,046	3,675,458	3,835,010	3,960,770
Advances from Federal Home Loan Bank	1,297,055	1,517,058	1,687,062	1,127,065	1,085,914
Short term borrowings	137,914	138,686	144,722	428,942	179,850
Secured borrowings (1)	—	—	—	—	111,754
Long term debt	29,654	29,923	30,192	37,378	36,832
Other liabilities	63,108	68,460	81,437	68,641	74,771

Total liabilities	5,612,753	5,621,173	5,618,871	5,497,036	5,449,891
Stockholder’s equity	562,956	565,949	564,163	551,891	550,723

Total liabilities and stockholder’s equity	$6,175,709	6,187,122	6,183,034	6,048,927	6,000,614

(1)	Loan participations sold accounted for as secured borrowings.

Bank Operations Business Segment
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	March 31, 2007				March 31, 2006
(in thousands)	Average	Revenue/		Yield/	Average	Revenue/		Yield/
	Balance	Expense		Rate	Balance	Expense		Rate

Loans:
Residential real estate	$2,181,478	29,511		5.41%	$2,043,309	25,712		5.03%
Commercial real estate	1,420,944	29,493		8.30	1,557,880	30,827		7.92
Loan participations sold	—	—		—	125,293	2,401		7.77
Consumer	606,472	11,365		7.50	539,937	9,477		7.02
Commercial business	156,238	3,490		8.94	102,533	2,261		8.82
Small business	285,387	5,728		8.03	241,103	4,708		7.81

Total loans	4,650,519	79,587		6.85	4,610,055	75,386		6.54
Investments — tax exempt	396,374	5,802	(1)	5.85	393,159	5,731	(1)	5.83
Investments — taxable	619,614	9,696		6.26	588,072	8,233		5.60

Total interest earning assets	5,666,507	95,085		6.71%	5,591,286	89,350		6.39%

Goodwill and core deposit intangibles	77,138				78,693
Other non-interest earning assets	426,061				355,868

Total Assets	$6,169,706				$6,025,847

Deposits:
Savings	$529,435	2,570		1.97%	$331,117	313		0.38%
NOW	771,017	1,512		0.80	760,419	934		0.50
Money market	650,383	3,938		2.46	829,700	3,984		1.95
Certificate of deposit	961,716	10,982		4.63	843,866	7,523		3.62

Total interest bearing deposits	2,912,551	19,002		2.65	2,765,102	12,754		1.87

Short-term borrowed funds	203,984	2,633		5.23	245,326	2,643		4.37
Advances from FHLB	1,405,279	18,723		5.40	1,164,675	14,140		4.92
Secured borrowings	—	—		—	125,293	2,401		7.77
Long-term debt	29,634	626		8.57	37,819	748		8.02

Total interest bearing liabilities	4,551,448	40,984		3.65	4,338,215	32,686		3.06
Demand deposits	989,546				1,065,909
Non-interest bearing other liabilities	56,222				70,349

Total Liabilities	5,597,216				5,474,473
Stockholder’s equity	572,490				551,374

Total liabilities and stockholder’s equity	$6,169,706				$6,025,847

Net tax equivalent interest income/ net interest spread		$54,101		3.06%		$56,664		3.33%

Tax equivalent adjustment		(2,031)				(2,006)
Capitalized interest from real estate operations		—				480
Net interest income		52,070				55,138

Margin
Interest income/interest earning assets				6.71%				6.39%
Interest expense/interest earning assets				2.93				2.37

Net interest margin (tax equivalent)				3.78%				4.02%

Net interest margin (tax equivalent) excluding secured borrowings				3.78%				4.11%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

(in thousands)	For the Three Months Ended
	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006
Allowance for Loan Losses

Beginning balance	$43,602	42,517	42,012	41,889	41,192

Charge-offs:
Residential real estate	(151)	—	(111)	(60)	(68)
Commercial real estate	—	(7,000)	—	—	—
Commercial business	—	—	—	(22)	(12)
Consumer	(538)	(209)	(232)	(39)	(201)
Small business	(438)	(544)	(93)	(229)	(85)

Total charge-offs	(1,127)	(7,753)	(436)	(350)	(366)

Recoveries:
Residential real estate	—	—	170	—	178
Commercial real estate	—	—	10	—	9
Commercial business	42	379	54	116	111
Consumer	167	76	163	98	199
Small business	228	114	193	119	140
Other	—	109	80	160	263

Total recoveries	437	678	670	493	900

Net (charge-offs) recoveries	(690)	(7,075)	234	143	534

Provision (recovery from) loan losses	7,461	8,160	271	(20)	163

Ending balance	$50,373	43,602	42,517	42,012	41,889

Annualized net charge-offs (recoveries) to average loans	0.06%	0.61	(0.02)	(0.01)	(0.05)

	As of
	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006
Credit Quality
Nonaccrual loans	$25,746	4,436	32,895	5,349	6,101
Nonaccrual tax certificates	597	631	760	857	685
Real estate owned	23,135	21,747	1,439	1,907	1,647
Other repossessed assets	—	—	—	—	—

Total nonperforming assets	$49,478	26,814	35,094	8,113	8,433

Nonperforming assets to total loans and other assets	1.02%	0.55	0.72	0.17	0.18
Allowance for loan losses to total loans	1.08%	0.94	0.91	0.93	0.94
Provision (recovery) to average loans	0.64%	0.70	0.02	(0.00)	0.01
Allowance to nonperforming loans	195.65%	982.91	129.25	785.42	686.59

(1)	Average and total loans exclude loan participations sold financed by secured borrowings.

Parent Company Business Segment Activities
Condensed Statements of Operations — Unaudited

	For the Three Months Ended
(in thousands)	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

Net interest (expense)	$(4,924)	(4,952)	(5,117)	(4,798)	(4,618)
Non-Interest income
Income from unconsolidated subsidiaries	781	270	266	278	820
Securities activities, net	934	2,000	2,243	2,372	2,541

Non-interest income	1,715	2,270	2,509	2,650	3,361

Non-interest expense
Employee compensation and benefits	426	1,050	1,107	1,061	1,487
Advertising and promotion	70	70	49	195	94
Professional fees	93	56	212	264	106
Other	144	194	243	297	271

Non-interest expense	733	1,370	1,611	1,817	1,958

Loss from parent company activities before income taxes	(3,942)	(4,052)	(4,219)	(3,965)	(3,215)
Benefit for income taxes	(1,099)	(1,484)	(1,748)	(1,702)	(1,074)

Net loss from parent company business segment	$(2,843)	(2,568)	(2,471)	(2,263)	(2,141)

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

ASSETS
Cash	$14,699	4,852	2,246	8,796	4,933
Securities	194,257	103,218	101,621	99,486	112,006
Investment in subsidiaries	562,958	661,467	662,224	654,651	655,609
Investment in unconsolidated subsidiaries	7,910	11,996	11,996	11,996	11,996
Other assets	2,929	12,165	12,256	10,716	7,382

Total assets	$782,753	793,698	790,343	785,645	791,926

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$263,266	263,266	263,266	263,266	268,266
Other liabilities	4,510	5,450	4,544	3,881	4,047

Total liabilities	267,776	268,716	267,810	267,147	272,313

Stockholders’ equity	514,977	524,982	522,533	518,498	519,613

Total liabilities and stockholders’ equity	$782,753	793,698	790,343	785,645	791,926